                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT ("AGREEMENT"), dated as of August 4, 2000, between Pitcairn Funds, a Delaware business trust ("Trust"), and Pitcairn Trust Company, a Pennsylvania Trust Company ("Pitcairn").

     WHEREAS, the Trust is registered as an investment company under the Investment Company Act of 1940, as amended ("Investment Company Act");

     WHEREAS, Pitcairn is a trust company doing business under the laws of the Commonwealth of Pennsylvania, a substantial portion of the business of which consists of exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Investment Advisers Act of 1940, as amended ("Advisers Act"), and Pitcairn therefore is entitled to rely upon the exclusion from the definition of "investment adviser" currently provided in section 202(a)(11)(A) of the Advisers Act, and accordingly is currently not registered as an investment adviser under the Advisers Act, but Pitcairn, or a separately identifiable department or division of Pitcairn (each hereinafter referred to as "Adviser"), will register as an investment adviser no later than May 11, 2001;

     WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, investment policies and restrictions;

     WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

     WHEREAS, the Board of Trustees of the Trust wishes to appoint Adviser as the investment adviser of the Trust;

     NOW, THEREFORE, the Trust and Adviser hereby agree as follows:

1.   APPOINTMENT OF ADVISER

          The Trust hereby appoints Adviser as the investment adviser for each of the portfolios of the Trust specified in APPENDIX A to this Agreement, as such APPENDIX A may be amended by Adviser and the Trust from time to time ("Funds"), subject to the supervision of the Trustees of the Trust and in the manner and under the terms and conditions set forth in this Agreement. Adviser accepts such appointment and agrees to render the services and to assume the obligations set forth in this Agreement commencing on its effective date. Adviser will be an independent contractor and will have no authority to act for or represent the Trust in any way or otherwise be deemed an agent unless expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.   DUTIES OF THE ADVISER

     A. Subject to the general supervision and control of the Trustees of the Trust and under the terms and conditions set forth in this Agreement, the Trust acknowledges and agrees that it is contemplated that Adviser will manage the investment operations and composition of each and every Fund of the Trust and render investment advice for each Fund, including the purchase, retention, and disposition of the investments, securities and cash contained in each Fund, in accordance with each Fund's investment objectives, policies and restrictions as stated in the Trust's Amended and Restated Agreement and Declaration of Trust, By-Laws, and such Fund's prospectus and statement of additional information ("SAI"), as is from time to time in effect; provided, however, that Adviser may, at its own expense, select and engage one or more investment managers ("Managers") to manage the investment operations and composition of any Fund of the Trust and render investment advice for such Fund, including the purchase, retention, and disposition of the investments, securities and cash contained in each Fund, in accordance with each Fund's investment objectives, policies and restrictions as stated in the Trust's Amended and Restated Agreement and Declaration of Trust, By-Laws, and such Fund's prospectus and statement of additional information ("SAI"), as is from time to time in effect. The Adviser's engagement of any such Manager shall be pursuant to a contract with each such Manager (an "Advisory Agreement") which shall be in compliance with and approved as required by the Investment Company Act or in accordance with exemptive relief granted by the Securities and Exchange Commission ("SEC") under the Investment Company Act.

     B. Subject always to the direction and control of the Trustees of the Trust and the requirements of the Investment Company Act, Adviser will have (i) overall supervisory responsibility for the general management and investment of each Fund's assets; (ii) full discretion to select new or additional Managers for each Fund; (iii) full discretion to enter into and materially modify existing Advisory Agreements with Managers; (iv) full discretion to terminate and replace any Manager; and (v) full investment discretion to make all determinations with respect to the investment of a Fund's assets not then managed by a Manager. In connection with Adviser's responsibilities herein, Adviser will assess each Fund's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Fund's assets among the Adviser or one or more current or additional Managers from time to time, as the Adviser deems appropriate, to enable each Fund to achieve its investment goals. In addition, Adviser will monitor compliance of the Adviser and each Manager with the investment objectives, policies and restrictions of any Fund or Funds (or portions of any Fund) under the management of such Manager, and review and report to the Trustees of the Trust on the performance of each Manager. Adviser will furnish, or cause the appropriate Manager(s) to furnish, to the Trust such statistical information, with respect to the investments that a Fund (or portions of any Fund) may hold or contemplate purchasing, as the Trust may reasonably request. On Adviser's own initiative, Adviser will apprise, or cause the appropriate Manager(s) to apprise, the Trust of important developments materially affecting each Fund (or any portion of a Fund that they advise) and will furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further, Adviser agrees to furnish, or cause the appropriate Manager(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition, Adviser agrees to cause the appropriate Manager(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data.

          C. Adviser will also furnish to the Trust, at its own expense and without remuneration from or other cost to the Trust, the following:

          (i) OFFICE SPACE. Adviser will provide office space in the offices of the Adviser or in such other place as may be reasonably agreed upon by the parties hereto from time to time, and all necessary office facilities and equipment;

          (ii) PERSONNEL. Adviser will provide necessary executive and other personnel, including personnel for the performance of clerical and other office functions, not including those functions: (a) related to and to be performed under the Trust's contract or contracts for administration, custodial, accounting, bookkeeping, transfer, and dividend disbursing agency or similar services by any entity, including Adviser or its affiliates, selected to perform such services under such contracts; and (b) related to the services to be provided by any Manager pursuant to an Advisory Agreement; and

          (iii) PREPARATION OF PROSPECTUS AND OTHER DOCUMENTS. Adviser will provide other information and services, other than services of outside counsel or independent accountants or services to be provided by any Manager under any Advisory Agreement, required in connection with the preparation of all registration statements and prospectuses, prospectus supplements, SAIs, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

     D. LIMITATIONS ON LIABILITY. Adviser will exercise its best judgment in rendering its services to the Trust, and the Trust agrees, as an inducement to Adviser's undertaking to do so, that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, but will be liable only for willful misconduct, bad faith, gross negligence, reckless disregard of its duties or its failure to exercise due care in rendering its services to the Trust as specified in this Agreement. Any person, even though an officer, director, employee or agent of Adviser, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or when acting on any business of the Trust, to be rendering such services to or to be acting solely for the Trust and not as an officer, director, employee or agent, or one under the control or direction of Adviser, even though paid by it.

     E. SECTION 11 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. The Trust hereby agrees that any entity or person associated with Adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of a Fund to the extent and as permitted by
Section 11(a)(1)(H) of the Securities Exchange Act of 1934, as amended ("1934 Act").

     F. SECTION 28(E) OF THE 1934 ACT Adviser (or a Manager if engaged by Adviser to manage assets of a Fund) will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. Adviser or such Manager will place all necessary orders with brokers, dealers, or issuers, and is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time and provided to the Adviser or such Manager, including in particular policies and procedures in accordance with
Section 17(e) and Rule 17e-1 under the Investment Company Act. In placing orders for the purchase or sale of investments for the Fund, in the name of the Trust on behalf of the Fund or its nominees, Adviser or such Manager shall use its best efforts to obtain for the Fund the most favorable net price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. On occasions when Adviser or such Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Adviser or such Manager, to the extent permitted by applicable laws and regulations it may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Adviser or such Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients. Subject to the appropriate policies and procedures approved by the Board of Trustees, the Adviser or such Manager may, to the extent authorized by Section 28(e) of the 1934 Act, cause a Fund to pay a broker or dealer that provides brokerage or research services to the Adviser or such Manager, the Trust and the Fund an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser or such Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided in terms of that particular transaction or the Adviser's or such Manager's overall responsibilities to the Fund, the Trust or its other investment advisory clients. To the extent authorized by said Section 28(e) and the Board of Trustees, the Adviser and such Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available and in compliance with the Conduct Rules of the National Association of Securities Dealers, Inc., the Adviser and such Manager may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

     G. DIRECTED BROKERAGE. Subject to the requirement to seek best price and execution, and to the appropriate policies and procedures approved by the Board of Trustees, the Trust reserves the right to direct the Adviser to cause Managers to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to Section 3.B. of this Agreement ("Trust Expenses"); or (ii) finance activities that are primarily intended to result in the sale of Trust shares. At the discretion of the Board of Trustees, such resources may be used to pay or cause the payment of Trust Expenses or may be used to finance activities that are primarily intended to result in the sale of Trust shares.

3.   ALLOCATION OF EXPENSES

     A. EXPENSES PAID BY THE ADVISER:

          (i) SALARIES, EXPENSES AND FEES OF CERTAIN PERSONS. Adviser (or its affiliates) shall pay all salaries, expenses, and fees of the Trustees and officers of the Trust who are officers, directors/trustees, partners, or employees of Adviser or its affiliates; and

          (ii) ASSUMPTION OF TRUST EXPENSES. The payment or assumption by Adviser of any expense of the Trust that Adviser is not required by this Agreement to pay or assume shall not obligate Adviser to pay or assume the same or any similar expense of the Trust on any subsequent occasion.

     B. EXPENSES PAID BY THE TRUST: The Trust will pay all expenses of its organization, operations, and business not specifically assumed or agreed to be paid by Adviser, as provided in this Agreement, or by a Manager, as provided in an Advisory Agreement. Without limiting the generality of the foregoing, the Trust shall pay or arrange for the payment of the following:

          (i) PREPARING, PRINTING AND MAILING OF CERTAIN DOCUMENTS. The costs of preparing, setting in type, printing and mailing of prospectuses, prospectus supplements, SAIs, annual, semiannual and periodic reports, and notices and proxy solicitation materials required to be furnished to shareholders of the Trust or regulatory authorities, and all tax returns but not the costs of printing and mailing of prospectuses, prospectus supplements, SAIs, annual, semiannual and periodic reports furnished to prospective shareholders;

         (ii) OFFICERS AND TRUSTEES. Compensation of the officers and Trustees of the Trust who are not officers, directors/trustees, partners or employees of Adviser or its affiliates;

        (iii) REGISTRATION FEES AND EXPENSES. All legal and other fees and expenses incurred in connection with the affairs of the Trust, including those incurred with respect to registering its shares with regulatory authorities and all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing with necessary regulatory authorities of any registration statement and prospectus, and any amendments or supplements that may be made from time to time, including registration, filing and other fees in connection with requirements of regulatory authorities;

         (iv) CUSTODIAN AND ACCOUNTING SERVICES. All expenses of the transfer, receipt, safekeeping, servicing and accounting for the Trust's cash, securities, and other property, including all charges of depositories, custodians, and other agents, if any;

          (v) INDEPENDENT LEGAL AND ACCOUNTING FEES AND EXPENSES. The charges for the services and expenses of the independent accountants and legal counsel retained by the Trust, for itself or its Independent Trustees (as defined herein);

         (vi) TRANSFER AGENT. The charges and expenses of maintaining shareholder accounts, including all charges of transfer, bookkeeping, and dividend disbursing agents appointed by the Trust;

        (vii) BROKERAGE COMMISSIONS. All brokers' commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party;

       (viii) TAXES. All taxes and corporate fees payable by or with respect to the Trust to federal, state, or other governmental agencies;

         (ix) TRADE ASSOCIATION FEES. Any membership fees, dues or expenses incurred in connection with the Trust's membership in any trade association or similar organizations;

          (x) BONDING AND INSURANCE. All insurance premiums for fidelity, trustees and officers, errors and omissions and other appropriate coverage;

         (xi) SHAREHOLDER AND BOARD MEETINGS. All expenses incidental to holding shareholders and Trustees meetings, including the printing of notices and proxy materials and proxy solicitation fees and expenses;

        (xii) PRICING. All expenses of pricing of the net asset value per share of each Fund, including the cost of any equipment or services to obtain price quotations; and

       (xiii) NONRECURRING AND EXTRAORDINARY EXPENSES. Extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made as contemplated under the Trust's Amended and Restated Agreement and Declaration of Trust and By-Laws.

4.   COMPENSATION OF ADVISER

     For its services performed hereunder, the Trust will pay Adviser with respect to each Fund the compensation specified in APPENDIX B to this Agreement. Such compensation shall be paid to Adviser by the Trust on the first day of each month; however, the Trust will calculate this charge on the daily average value of the assets of each Fund and accrue it on a daily basis.

5.   NON-EXCLUSIVITY

     The services of Adviser to the Trust are not to be deemed to be exclusive, and Adviser shall be free to render investment management, advisory or other services to others (including other investment companies) and to engage in other activities so long as the services provided hereunder by Adviser are not impaired. It is understood and agreed that the directors, officers and employees of Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors/trustees, or employees of any other firm or corporation, including other investment companies.

6.   SUPPLEMENTAL ARRANGEMENTS

     Adviser may enter into arrangements with its parent or other persons affiliated with Adviser for the provision of certain personnel and facilities to Adviser to enable Adviser to fulfill its non-investment management duties and obligations under this Agreement at no additional expense to the Fund.

7.   REGULATION

     Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.   RECORDS

     The Trust's records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by Adviser free from any claim or retention of rights therein. Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or lawfully requested by applicable federal or state regulatory authorities.

9.   DURATION OF AGREEMENT

     This Agreement shall become effective for each Fund on August __, 2000 Further amendments to this Agreement shall become effective on the later of the date specified in such amendment (after execution by all parties) or the date of any meeting of the shareholders of the Trust relating to such amendment, which for these purposes may be the sole initial shareholder of the Trust, at which meeting this Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Funds. In the case of approval by the sole initial shareholder, approval may be accomplished by written consent in lieu of a meeting. This Agreement will continue in effect as to a Fund for a period more than two years from the date first set forth above only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Trust or (ii) by the vote of a majority of the outstanding voting securities of any affected Fund, provided that, in either event, such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not "interested persons" ("Independent Trustees") of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any affected Fund if a "majority of the outstanding voting securities" (as defined in Rule 18f-2(h) under the Investment Company Act) of the affected Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the Agreement or (b) all the Funds of the Trust.

     If the shareholders of any Fund fail to approve the Agreement or any continuance of the Agreement, Adviser will continue to act as investment adviser with respect to such Fund pending the required approval of the Agreement or its continuance or of a new contract with Adviser or a different investment adviser or other definitive action; provided, that the compensation received by Adviser in respect of such Fund during such period will be no more than its actual costs incurred in furnishing investment advisory and management services to such Fund or the amount it would have received under the Agreement in respect of such Fund, whichever is less.

10.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees, including a majority of the Independent Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any affected Fund, by the vote of a majority of the outstanding voting securities of such Fund, on sixty (60) days' written notice to Adviser, or by Adviser on sixty (60) days' written notice to the Trust. This Agreement will automatically terminate, without payment of any penalty, in the event of its assignment.

11.  PROVISION OF CERTAIN INFORMATION BY ADVISER

     Adviser will notify the Trust in writing promptly after Adviser knows of the occurrence of any of the following events:

     A. Adviser becomes unable to rely upon the exclusion from the definition of "investment adviser" currently provided in section 202(a)(11)(A) of the Advisers Act and fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     B. Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and/or

     C. the Manager of any Fund changes or there is an actual change in control or management of Adviser.

12.  AMENDMENTS TO THE AGREEMENT

     Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of each of the Funds affected by the amendment (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees of the Trust cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Fund if a majority of the outstanding voting securities of the affected Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all the Funds of the Trust.

13.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

14.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

15.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or Adviser in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered in accordance with this section.

16.  FORCE MAJEURE

ADVISER SHALL NOT BE LIABLE FOR DELAYS OR ERRORS OCCURRING BY REASON OF CIRCUMSTANCES BEYOND ITS CONTROL, INCLUDING BUT NOT LIMITED TO ACTS OF CIVIL OR MILITARY AUTHORITY, NATIONAL EMERGENCIES, WORK STOPPAGES, FIRE, FLOOD, CATASTROPHE, ACTS OF GOD, INSURRECTION, WAR, RIOT, OR FAILURE OF COMMUNICATION OR POWER SUPPLY. IN THE EVENT OF EQUIPMENT BREAKDOWNS BEYOND ITS CONTROL, ADVISER SHALL TAKE REASONABLE STEPS TO MINIMIZE SERVICE INTERRUPTIONS BUT SHALL HAVE NO LIABILITY WITH RESPECT THERETO.

17.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

18.  INTERPRETATION

     Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Amended and Restated Agreement and Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirements to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Trust.

19.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware (without giving effect to its conflict of laws principles), or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act unless otherwise stated herein. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

                        PITCAIRN TRUST COMPANY


                        By:
                           -----------------------------------------------------
                                Dirk Junge, Chairman


                        PITCAIRN FUNDS


                        By:
                           -----------------------------------------------------
                                Alvin A. Clay III, President

                                                                      APPENDIX A


                             Diversified Value Fund
                             Diversified Growth Fund
                                Select Value Fund
                               Select Growth Fund
                              Small Cap Value Fund
                              Small Cap Growth Fund
                    Family Heritage-Registered Trademark-Fund
                            International Equity Fund
                         Government/Corporate Bond Fund
                                 Tax-Exempt Fund

                                                                      APPENDIX B


                           FUND                       ADVISORY FEE
                 Diversified Value........................0.70%
                 Diversified Growth.......................0.70%
                 Select Value.............................0.70%
                 Select Growth............................0.85%
                 Small Cap Value..........................0.70%
                 Small Cap Growth.........................0.95%
                 Family Heritage-Registered Trademark-....0.90%
                 International Equity.....................0.95%
                 Government/Corporate Bond................0.40%
                 Tax-Exempt Bond..........................0.30%